EXHIBIT 99.1

                                   i2corp.com
                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of i2corp.com (the "Company") on Form 10-QSB for the quarterly period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Christopher P. Almida, Chief Executive Officer and President, and Melvin Molnick, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:     /s/Christopher P. Almida                       Dated: November 22, 2002
        ----------------------------------------
        Christopher P. Almida
Title:  Chief Executive Officer and President


By:     /s/ Melvin Molnick                             Dated: November 22, 2002
        ----------------------------------------
        Melvin Molnick
Title:  Treasurer and Secretary


      This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.


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